UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 29, 2005


                             GIFT LIQUIDATORS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



       Oklahoma                         000-50675              73-0731559
       --------                         ---------              ----------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
    of incorporation)                                       Identification No.)

        4020 Will Rogers Pkwy., Suite 700, Oklahoma City, Oklahoma 73108
        -----------------------------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (949) 200-4000

                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                                Hodgson Russ LLP
                          60 E. 42nd Street, 37th Floor
                            New York, New York 10165
                              Phone: (212) 661-3535
                               Fax: (212) 972-1677

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.        Entry Into a Material Definitive Agreement.

         As of September 29, 2005 (the "Closing Date"), we entered into a Preferred Stock Purchase Agreement with Mr. David Mladen (the "Preferred Stock Purchase Agreement"), pursuant to which Mr. Mladen agreed to purchase 11,000 shares of our Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock"), for an aggregate purchase price of $10,000. The Preferred Stock Purchase Agreement is annexed hereto as Exhibit 10.1 and is incorporated herein by reference.

         Pursuant to the Certificate of Designation of Series A Convertible Preferred Stock we filed as of the Closing Date (the "Certificate of Designation"), each share of our Series A Preferred Stock is convertible at any time, at the holder's option, into 75 shares of our common stock, $.01 par value per share ("Common Stock"), subject to adjustment for stock dividends, stock splits, reclassifications, and similar events. The Certificate of Designation is annexed hereto as Exhibit 4.1 and is incorporated herein by reference.

         As further set forth in the Preferred Stock Purchase Agreement, we agreed that, among other things, on or prior to the Closing Date:

         1. We would enter into the Registration Rights Agreement with Mr. Mladen, as further discussed below;

         2. We would file the Certificate of Designation;

         3. Our officers and directors would resign and would appoint Mr. Mladen as our sole officer and director, as further discussed in Item 5.02 hereof;

         4. We would enter into the Asset Sale Agreement with Laid Back Enterprises, Inc., an affiliate of ours ("Laid Back"), as further discussed below;

         5. Our board of directors would approve a fifteen-for-one reverse stock split of our Common Stock, as further discussed in Item 8.01 hereof; and

         6. We would terminate both of our Administrative Services Agreement and Tax Sharing Agreement with Laid Back, as further discussed in Item 1.02 hereof.

         As of the Closing Date, we entered into a Registration Rights Agreement with Mr. Mladen (the "Registration Rights Agreement"), pursuant to which we agreed to register all of the shares of our Common Stock underlying the Series A Preferred Stock he purchased under the Preferred Stock Purchase Agreement. The Registration Rights Agreement is annexed hereto as Exhibit 10.2 and is incorporated herein by reference.

         As of the Closing Date, we entered into an Asset Sale Agreement with Laid Back, Inc. (the "Asset Sale Agreement"), pursuant to which Laid Back purchased all of our non-cash assets, including all of our inventory, as further discussed in Item 2.01 hereof. The Asset Sale Agreement is annexed hereto as
Exhibit 10.3 and is incorporated herein by reference.

Item 1.02.        Termination of Material Definitive Agreement.

         Effective as of the Closing Date, we terminated our Administrative Services Agreement with Laid Back, dated December 20, 2002 (the "Administrative

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Services Agreement"), pursuant to which we had been receiving certain personnel, sales, marketing, accounting and other administrative services from Laid Back. The Administrative Services Agreement was terminated in connection with Mr. Mladen's purchase of our Series A Preferred Stock, as discussed in Item 3.02 hereof, in addition to other securities of ours, and the resulting "change in control" of our company, as discussed in Item 5.06 hereof.

         In addition, effective as of the Closing Date, we terminated our Tax Sharing Agreement with Laid Back, dated December 20, 2002 (the "Tax Sharing Agreement"), pursuant to which we had been sharing certain tax responsibilities with Laid Back. The Tax Sharing Agreement was terminated in connection with Mr. Mladen's purchase of our Series A Preferred Stock, as discussed in Item 3.02 hereof, in addition to other securities of ours, and the resulting "change in control" of our company, as discussed in Item 5.06 hereof.

Item 2.01.        Completion of Acquisition or Disposition of Assets.

         Pursuant to the Asset Sale Agreement (as defined in Item 1.01 above), effective as of the Closing Date, we sold all of our non-cash assets, including certain inventory, to Laid Back, in exchange for the cancellation of our indebtedness to Laid Back in the aggregate amount of $50,485.

         Laid Back is a corporation owned and controlled by two former officers of ours, which had been spun-off from our Company in December 2002.

Item 3.02.        Unregistered Sales of Equity Securities.

         Effective as of the Closing Date, we entered into the Preferred Stock Purchase Agreement with Mr. Mladen, pursuant to which we sold 11,000 shares of our Series A Preferred Stock to Mr. Mladen for an aggregate purchase price of $10,000, as further discussed in Item 1.01 hereof.

         Pursuant to the Certificate of Designation we filed on the Closing Date, each share of our Series A Preferred Stock is convertible at any time, at the holder's option, into 75 shares of our Common Stock, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events.

         The Company believes that the offer and sale of these securities is exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), as a transaction not involving a public offering.

Item 5.01.        Changes in Control of Registrant.

         Effective as of the Closing Date, the Company entered into the Preferred Stock Purchase Agreement with Mr. Mladen, whereby Mr. Mladen purchased 11,000 shares of the Company's Preferred Stock (the "Preferred Shares") for an aggregate purchase price of $10,000, as further discussed in Item 1.01 above (the "Preferred Stock Purchase Transaction"). This transaction was approved by our board of directors on September 29, 2005.

         Each share of Series A Preferred Stock is convertible into 75 shares of our Common Stock. Assuming the conversion of 100% of the Preferred Shares, Mr. Mladen would hold 825,000 shares of our Common Stock.

         Also, as of the Closing Date, two of our former officers and directors sold an aggregate of 506,414 shares of our Common Stock to Mr. Mladen, which amount represented 28.6% of our issued and outstanding common stock (the "Common Stock Purchase Transaction").

         Mr. Mladen obtained the funds for the Preferred Stock Purchase Transaction and Common Stock Purchase Transaction from business and personal funds. As a result of the Preferred Stock Purchase Transaction and the Common Stock Purchase transaction, Mr. Mladen owns and/or controls 51% of our issued and outstanding Common Stock.

         In addition, as of the Closing Date, the Company's existing officers and directors resigned, and Mr. David Mladen was appointed as our sole officer and director.

         By virtue of (a) the percentage of our Common Stock Mr. Mladen acquired, (b) the number of shares of Common Stock he would receive upon conversion of the Preferred Shares he purchased, (c) the resignation of all of our officers and directors, and (d) the appointment of Mr. Mladen as our sole officer and director, there is deemed to have been a "change in control" of our Company as of the Closing Date.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         Effective as of the Closing Date:

         1. Max Colclasure resigned as our Chief Executive Officer and President, and a director of ours;

         2. Ronald Hurt resigned as our Chief Financial Officer and Secretary;

         3. Steward S. Robb resigned as a director of ours; and

         4. Ronald E. Kozak resigned as a director of ours.

         None of these resignations occurred as a result of any disagreement between our company and any of the resigning officers and directors.

         Effective as of the Closing Date, David Mladen, 50, was appointed as our President, Secretary and Treasurer, and our sole director, to serve until the next annual meeting of our stockholders, or until his successor is elected and qualifies.

         Mr. Mladen has been President of White Knight Management LLC, and Eternal Enterprises, Inc., which are real estate investing and management companies, since 1997.

Item 8.01.        Other Events.

         As of September 29, 2005, our board of directors approved a 15-for-1 reverse stock split of our Common Stock, in which every fifteen shares of our Common Stock will be combined into one share of our common stock. We are authorized to either (a) round any fractional shares resulting from such reveres split to the nearest whole share, or (b) purchase such fractional shares from the applicable shareholders at their fair market value.



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Item 9.01.        Financial Statements And Exhibits.

         (c) Exhibits.

         Exhibit
          Number    Description
          ------    -----------

          4.1       Certificate of Designation of Series A Convertible Preferred
                    Stock

          10.1 Preferred Stock Purchase Agreement, dated as of September 29, 2005, by and between the Company and David Mladen

          10.2 Registration Rights Agreement, dated as of September 29, 2005, by and between the Company and David Mladen

          10.3 Asset Sale Agreement, dated September 29, 2005, by and between the Company and Laid Back Enterprises Inc.

          17.1 Letters of Resignation of the Company's Directors, dated September 29, 2005

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GIFT LIQUIDATORS, INC.


Dated: October 5, 2005                      By:  /s/ David Mladen
                                                 ------------------------------
                                                 David Mladen, President

                                INDEX TO EXHIBITS
                                -----------------


         Exhibit
          Number    Description
          ------    -----------

          4.1       Certificate of Designation of Series A Convertible Preferred
                    Stock

          10.1 Preferred Stock Purchase Agreement, dated as of September 29, 2005, by and between the Company and David Mladen

          10.2 Registration Rights Agreement, dated as of September 29, 2005, by and between the Company and David Mladen

          10.3 Asset Sale Agreement, dated September 29, 2005, by and between the Company and Laid Back Enterprises Inc.

          17.1 Letters of Resignation of the Company's Directors, dated September 29, 2005